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                                                                   EXHIBIT 10.34

THIS ADDENDUM is made on the 10th of December 2003

BETWEEN:

(1) ST. PAUL REINSURANCE COMPANY LIMITED (registered number 01460363) of The St. Paul House, 27 Camperdown Street, London E1 8DS ("ST. PAUL RE UK"); and

(2) PLATINUM RE (UK) LIMITED (registered number 4413755) of The St. Paul House, 27 Camperdown Street, London E1 8DS ("PLATINUM RE UK"),

(each a "PARTY" and together the "PARTIES").

WHEREAS:

A. The Parties entered into a UK Master Services Agreement (the "AGREEMENT") on 1 November 2002.

B. Pursuant to Clause 3.4 of the Agreement, Platinum Re UK has requested St. Paul Re UK to provide, or procure the provision of, certain Transitional Services beyond 30 June 2003 (the "TRANSITIONAL SERVICES END DATE").

C. The Parties wish to record in this ADDENDUM each Transitional Service to be provided by St. Paul Re UK to Platinum Re UK beyond the Transitional Services End Date and the terms upon which each particular Transitional Service will be so provided.

D. The Parties agree that this Addendum is supplemental to the Agreement, but where the terms of this Addendum and those of the Agreement conflict, then the terms of this Addendum shall prevail. However, nothing in this Addendum shall, nor is it intended to, amend in any way the provisions of the Agreement save to the extent explicitly provided for herein.

E. In this Addendum, terms defined in the Agreement are to bear the same meaning as they do in the Agreement, save where they are otherwise expressly defined in this Addendum.

WHEREBY IT IS AGREED as follows:

1.       TRANSITIONAL SERVICES

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1.1      St. Paul Re UK shall provide, or procure the provision of, each of the following Transitional Services for a period of 12 months from the Transitional Services End Date, unless (and then only to the extent that) the Parties agree to a later end date:

         1.1.1 Read only access to St. Paul Re UK's underwriting and financial systems (in particular, to trading records and contract performance statistics) provided that Platinum Re UK shall comply with the reasonable requirements of St. Paul Re UK as to security;

         1.1.2 Compliance with insurance regulatory reporting and information requirements- to allow Platinum Re UK appropriate analysis of the business ceded to Platinum Re UK by St. Paul Re UK to enable Platinum Re UK to complete its returns;

         1.1.3 Reporting and audit trails with respect to business written via the UK Underwriting Agency and Underwriting Management Agreement;

         1.1.4 General systems expertise from various individuals including access to all information technology personnel; and

         1.1.5 Access to and co-operation of claims personnel in settlement of claims concerning clients who are ongoing in Platinum Re UK where St. Paul Re UK is administering the run-off.

1.2 St. Paul Re UK shall provide, or procure the provision of, each of the following Transitional Services at 52 Lime Street, London, EC3M 7NL, for so long as the Underleases between the Parties in connection with 52 Lime Street remain in force or, if sooner, until 21 June 2004, unless the Parties agree otherwise:

         1.2.1 Environmentally controlled room to house Platinum Re UK's information technology; and,

         1.2.2    Facilities management services.

1.3 For the avoidance of doubt, the Parties agree that the provision of the remaining Transitional Services, as recorded in the Schedule of Transitional Services to the Agreement, shall be terminated as at the Transitional Services End Date pursuant to the provisions of Clause 9 of the Agreement. The termination of such Transitional Services shall be final pursuant to Clause 9.3(C) of the Agreement.

1.4 The Parties hereby agree to amend Clause 6.2 (B) of the Agreement as follows:

         Notwithstanding anything to the contrary in this agreement, the total aggregate liability of St. Paul Re UK in respect of indemnifiable Losses pursuant to sub-

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         clause 6.2A above shall not in any event exceed the aggregate amount paid to St. Paul Re UK by Platinum Re UK pursuant to sub-clause 3.6 above. The extent of the total aggregate liability of St Paul Re UK in respect of indemnifiable Losses for the provision of those Transitional Services beyond the Transitional Services End Date shall not in any event exceed the aggregate amount paid to St Paul Re UK by Platinum Re UK for that period beyond the Transitional Services End Date.

1.5 Save as specifically provided for in the Addendum, the Parties hereby agree that St. Paul Re UK shall provide, or procure the provision of, each of the Transitional Services stipulated in Clauses 1.1 and 1.2 herein on exactly the same terms and conditions as those provided for in the Agreement.

2.       SEVERABILITY

         If any part of this Addendum shall be held to be invalid, illegal or unenforceable in whole or in part under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Addendum but the legality, validity and enforceability of the remainder of this Addendum shall not be affected.

         IN WITNESS of which each of the Parties has executed this agreement on the day and year first above written.

         SIGNED by                          ) /s/ A.D. Holman
         for and on behalf of ST.PAUL       ) IT Director
         REINSURANCE COMPANY                )
         LIMITED in the presence of:        ) /s/ T.R. Smith
                                              Company Secretary

         SIGNED by                          ) /s/ M.J. Coldman
         For and on behalf of PLATINUM      ) Company Secretary
         RE (UK) LIMITED in the presence    )
         of:                                ) /s/ R. Worsley
                                              Finance Director

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